CREDIT SUISSE ASSET MANAGEMENT
STRATEGIC GLOBAL INCOME FUND, INC.
A Maryland Corporation

By-Law

ARTICLE I  Stockholders	1
SECTION 1.  Place of Meeting	1
SECTION 2.  Annual Meetings	1
SECTION 3.  Special or Extraordinary Meetings	1
SECTION 4.  Notice of Meetings of
Stockholders	2
SECTION 5.  Notice of Stockholder Business at
Annual Meetings	3
SECTION 6.  Record Dates	6
SECTION 7.  Quorum, Adjournment of Meetings	7
SECTION 8.  Voting and Inspectors	7
SECTION 9.  Proxies	9
SECTION 10.  Conduct of Stockholders'
Meetings	10
SECTION 11.  Concerning Validity of Proxies,
Ballots, etc	11
SECTION 12.  Action without Meeting	11
ARTICLE II  Board of Directors	12
SECTION 1.  Number and Tenure of Office	12
SECTION 2.  Director Nominations	12
SECTION 3.  Vacancies	16
SECTION 4.  Increase or Decrease in Number of
Directors	16
SECTION 5.  Place of Meeting	17
SECTION 6.  Regular Meetings	17
SECTION 7.  Special Meetings; Waiver of
Notice	17
SECTION 8.  Quorum	18
SECTION 9.  Executive Committee	18
SECTION 10.  Audit Committee	19
SECTION 11.  Other Committees	20
SECTION 12.  Telephone Meetings	20
SECTION 13.  Action Without a Meeting	21
SECTION 14.  Compensation of Directors	21
ARTICLE III  Officers	21
SECTION 1.  Executive Officers	21
SECTION 2.  Term of Office	22
SECTION 3.  Powers and Duties	23
SECTION 4.  Surety Bonds	23
ARTICLE IV  Capital Stock	23
SECTION 1.  Certificates for Shares	23
SECTION 2.  Transfer of Shares	23
SECTION 3.  Stock Ledgers	24
SECTION 4.  Transfer Agents and Registrars	24
SECTION 5.  Lost, Stolen or Destroyed
Certificates	25
ARTICLE V  Corporate Seal	25
ARTICLE VI  Fiscal Year and Accountant	26
SECTION 1.  Fiscal Year	26
SECTION 2.  Accountant	26
ARTICLE VII  Indemnification	26
ARTICLE VIII  Custodian	27
SECTION 1.  Designation of Custodian,
Subcustodians	27
SECTION 2.  Termination of Custodian	27
ARTICLE IX  Conversion to an Open-End Investment Company	28
ARTICLE X  Periodic Repurchase of Shares	28
ARTICLE XI  Amendment of By-Laws	29


CREDIT SUISSE ASSET MANAGEMENT STRATEGIC GLOBAL INCOME FUND,
INC.
Amended and Restated By-Laws
ARTICLE I
Stockholders
SECTION 1.  Place of Meeting.  All meetings of the
Stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.
SECTION 2.  Annual Meetings.  The annual meeting of
the Stockholders of the Corporation shall be held during the month of May of each year (other than the 2001 annual meeting, which shall be held during the month of July 2001) on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.
SECTION 3.  Special or Extraordinary Meetings.
Special or extraordinary meetings of the Stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by Stockholders holding at least a majority of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Section 3 to all Stockholders entitled to notice of such meeting. At any special meeting of the Stockholders, only such business shall be conducted as shall be properly brought before the meeting and shall have been indicated in the call for the meeting as provided in this Section 3 and the Corporation's notice of meeting given in accordance with the provisions of
Section 4 of this Article I of these Bylaws. The chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or is not a proper subject for the meeting; any such business shall not be considered or transacted.
SECTION 4.  Notice of Meetings of Stockholders.  Not
less than ten days' and not more than ninety days' written or printed notice of every meeting of Stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.
No notice of the time, place or purpose of any meeting
of Stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.
SECTION 5.  Notice of Stockholder Business at Annual
Meetings. (a) At any annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise (x) be properly brought before the meeting by a Stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 5 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Corporation, and (y) constitute a proper subject to be brought before the meeting.
(b) For business to be properly brought before an
annual meeting by a Stockholder, the Stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 45 days before the date in the then current year corresponding to the date on which the Corporation first mailed its proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above.
(c) Any such notice by a Stockholder shall set forth
as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the Stockholder, (iv) a representation that the Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) whether the Stockholder intends or is part of a group which intends to solicit proxies from other Stockholders in support of such business, and (vi) any material interest of the Stockholder in such business.
(d) Notwithstanding anything in these Bylaws to the
contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 5. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject thereof and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Section 5, and, if he should so determine, he shall so declare to the meeting that any such business shall not be considered or transacted.
(e)  For purpose of Article I, Section 5 and Article
II, Section 2 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Bloomberg or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Investment Company Act of 1940, as amended.
SECTION 6.  Record Dates.  The Board of Directors may
fix, in advance, a date not exceeding ninety days preceding the date of any meeting of Stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of Stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.
SECTION 7.  Quorum, Adjournment of Meetings.  The
presence in person or by proxy of the holders of record of one-third of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the stock present in person or by proxy or the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until the requisite amount of stock entitled to vote at such meeting shall be present. A meeting of Stockholders convened on the date for which it was called at which a quorum is present may also be adjourned from time to time for any other purpose without further notice other than by announcement at the meeting by the Chairman of the meeting or upon vote of the Stockholders, but not to a date more than 120 days after the original date. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.
SECTION 8. Voting and Inspectors. At all meetings, Stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such Stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of Stockholders entitled to vote at such meeting, either in person or by proxy. All questions shall be decided by a majority of the votes cast at a duly constituted meeting (except for all elections which shall be by a plurality of votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.
At any election of Directors, the Chairman of the
meeting may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.
SECTION 9.  Proxies.  Any Stockholder entitled to vote
at any meeting of Stockholders may vote either in person or by written proxy signed by the Stockholder or his authorized agent. A Stockholder entitled to vote at any meeting of Stockholders may also authorize another person or persons to act as a proxy for him via telephone, the internet or any other means authorized by Maryland law. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. A copy, facsimile transmission or other reproduction of a writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. All proxies shall be delivered to the Secretary of the Corporation, or to the person acting as Secretary of the Meeting being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be valid unless challenged at or prior to its exercise.
SECTION 10.  Conduct of Stockholders' Meetings.  The
meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.
The Board of Directors of the Corporation shall be
entitled to make such rules or regulations for the conduct of meetings of Stockholders as it shall deem necessary or appropriate. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary or appropriate for the proper conduct of the meeting, including, without limitation, adjourning the meeting from time to time in accordance with Article I, Section 7, establishing an order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
SECTION 11.  Concerning Validity of Proxies, Ballots,
etc. At every meeting of the Stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.
SECTION 12.  Action without Meeting.  Any action to be
taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at the meeting.
ARTICLE II
Board of Directors
SECTION 1.  Number and Tenure of Office.  The business
and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than nine Directors, as may be determined from time to time by vote of a majority of the entire Board of Directors. Directors need not be Stockholders.
SECTION 2.  Director Nominations.  (a)  Only persons
who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at an annual meeting of Stockholders or at a special meeting of Stockholders as to which the call for the meeting and the Corporation's notice of meeting provide for the election of Directors, by or at the direction of the Board of Directors or by any Stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting, who complies with the notice procedures set forth in this Section 2 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
(b)  Such nominations, other than those made by or at
the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, (i) any notice of nomination(s) by a Stockholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 45 days before the date in the then current year corresponding to the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made and (ii) any notice of nomination(s) given in connection with a special meeting as to which the call for the meeting and the Corporation's notice of meeting provide for the election of Directors must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of such special meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was given or such public disclosure was made. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Stockholder's notice of nomination(s) as described above.
(c)	Any such notice by a Stockholder shall set forth
(i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such Stockholder, (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such Stockholder, (C) a representation that the Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination(s) and (D) whether the Stockholder intends or is part of a group which intends to solicit proxies from other Stockholders in support of such nomination(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.
(d)	If a notice by a Stockholder is required to be
given pursuant to this Section 2, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation and the Board of Directors approves such reimbursement. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
SECTION 3.  Vacancies.  In case of any vacancy in the
Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of Stockholders or until his successor is chosen and qualifies.
SECTION 4.  Increase or Decrease in Number of
Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.
SECTION 5.  Place of Meeting.  The Directors may hold
their meetings, have one or more offices, and keep the books of the Corporation, inside or outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 6.  Regular Meetings.  Regular meetings of the
Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.
The annual meeting of the Board of Directors shall be
held as soon as practicable after the annual meeting of the Stockholders for the election of Directors.
SECTION 7.  Special Meetings; Waiver of Notice.
Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, and must be held upon call of the Secretary on the written request of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.
SECTION 8.  Quorum.  One-third of the Directors then
in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.
SECTION 9.  Executive Committee.  The Board of
Directors may, by the affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee to consist of one or more Directors as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, the presence of a majority shall be necessary to constitute a quorum if the Executive Committee has more than two members. During the absence of a member of the Executive Committee, the remaining members, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in his place.
SECTION 10.  Audit Committee.  There shall be an Audit
Committee of two or more Directors who are not "interested persons" of the Corporation (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Corporation's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation's records and documents.
SECTION 11.  Other Committees.  The Board of
Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of one or more Directors and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee which has more than two members may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.
SECTION 12.  Telephone Meetings.  Members of the Board
of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting, except that for purposes of actions required to be made "in person" by the Investment Company Act of 1940, participation by such means shall not constitute "in person" participation.
SECTION 13.  Action Without a Meeting.  Any action
required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.
SECTION 14.  Compensation of Directors.  No Director
shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.
ARTICLE III
Officers
SECTION 1.  Executive Officers.  The executive
officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the Stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.
SECTION 2.  Term of Office.  The term of office of all
officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary, unless otherwise specified therein, such resignation shall take effect upon delivery.
SECTION 3.  Powers and Duties.  The officers of the
Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.
SECTION 4.  Surety Bonds.  The Board of Directors may
require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.
ARTICLE IV
Capital Stock
SECTION 1.  Certificates for Shares.  Each stockholder
of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.
SECTION 2.  Transfer of Shares.  Shares of the
Corporation shall be transferable on the books of the Corpo-ration by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.
SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.
SECTION 4.  Transfer Agents and Registrars.  The Board
of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers (if any), or by both if such transfer agents or registrars are not the same person, and shall not be valid unless the certificates are so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.
SECTION 5.  Lost, Stolen or Destroyed Certificates.
The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE V
Corporate Seal
The Board of Directors may provide for a suitable
corporate seal, in such form and Credit Suisse Asset Managementring such inscriptions as it may determine.
ARTICLE VI
Fiscal Year and Accountant
SECTION 1.  Fiscal Year.  The fiscal year of the
corporation, unless otherwise ordered by the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.
SECTION 2.  Accountant.  The Corporation shall employ
an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.
ARTICLE VII
Indemnification
The Corporation shall indemnify its Directors and
officers against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law and the Articles of Incorporation of the Corporation.
ARTICLE VIII
Custodian
SECTION 1.  Designation of Custodian, Subcustodians.
The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, as amended, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.
SECTION 2.  Termination of Custodian.  The Corporation
shall upon the resignation or inability to serve of its custodian or upon change of the custodian:
(i)	in case of such resignation or inability to
serve, use its best efforts to obtain a successor
custodian;
(ii)	require that the cash and securities owned by the
Corporation be delivered directly to the successor
custodian; and
(iii)	in the event that no successor custodian can
be found, submit to the Stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.
ARTICLE IX
Conversion to an Open-End Investment Company
If, for a fiscal quarter during or after January 1, 1994, the average discount from net asset value at which shares of the Corporation's Common Stock have traded is substantial in the determination of the Board of Directors, the Board of Directors may consider, at its next regularly scheduled quarterly meeting, taking actions designed to eliminate the discount, including amendments to the Corporation's Articles of Incorporation to convert the Corporation into an open-end investment company.
ARTICLE X
Periodic Repurchase of Shares
If, at any time after the initial public offering of the Corporation's shares, the average discount from net asset value at which shares of the Corporation's Common Stock have traded is substantial in the Determination of the Board of Directors, the Board of Directors will consider, at its next regularly scheduled quarterly meeting, authorizing periodic repurchases of shares designed to eliminate the discount.
ARTICLE XI
Amendment of By-Laws
The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to make, amend, alter and repeal the Bylaws of the Corporation, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw, except as otherwise required by the Investment Company Act of 1940, as amended.
As of February 14, 2001.








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